UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 11, 2026, Plug Power Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted upon the following matters:

1.	The election of each of Colin Angle, Jose Luis Crespo, Patrick Joggerst and Gary K. Willis as a Class III Director, each to hold office until the Company’s 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

2.	The approval of an amendment to the Company’s 2021 Stock Option and Incentive Plan, as amended (the “2021 Plan”), to increase the number of shares of the Company’s common stock reserved thereunder by 25,000,000 shares, from 91,400,000 shares to 116,400,000 shares (the “2021 Plan Amendment Proposal”).

3.	The approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

4.	The ratification of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

At the Annual Meeting, the stockholders elected each of Colin Angle, Jose Luis Crespo, Patrick Joggerst and Gary K. Willis as a Class III Director, approved the 2021 Plan Amendment Proposal and the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, and ratified the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Set forth below are the final voting results for each matter voted upon:

Proposal 1 - Election of Class III Directors

Director	For	Withheld	Broker Non-Votes
Colin Angle	448,396,182	24,004,971	227,849,439
Jose Luis Crespo	465,721,059	6,680,094	227,849,439
Patrick Joggerst	449,555,955	22,845,198	227,849,439
Gary K. Willis	418,991,121	53,410,032	227,849,439

Proposal 2 - Amendment of the Company’s 2021 Plan to Increase the Number of Shares of the Company’ s Common Stock Reserved Thereunder

For	Against	Abstain	Broker Non-Votes
433,139,144	35,880,440	3,381,569	227,849,439

Proposal 3 - Non-binding, Advisory Vote on Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
316,121,092	151,636,506	4,643,555	227,849,439

Proposal 4 - Ratification of Appointment of Deloitte

For	Against	Abstain	Broker Non-Votes
687,294,075	7,422,638	5,533,879	0

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 4, 2026, Kavita Mahtani resigned as a Class I Director effective as of June 11, 2026, the date of the Company’s 2026 Annual Meeting of Stockholders. As a result, the size of the Board of Directors (the “Board”) of the Company was reduced from ten directors to nine directors, resulting in four Class III Directors, three Class II Directors and two Class I Directors. In order to rebalance the class sizes to be as nearly equal in number as possible as required by the Company’s Amended and Restated Certificate of Incorporation, as amended, the Board determined that one of its directors should be reclassified from Class III (with a term expiring at the Company’s 2029 annual meeting of stockholders) to Class I (with a term expiring at the Company’s 2027 annual meeting of stockholders).

Accordingly, effective June 11, 2026, Colin Angle, a member of the Board, resigned from his position as a Class III Director solely for purposes of reclassification, subject to and conditioned upon his immediate reappointment as a Class I Director. The Board accepted Mr. Angle’s resignation and immediately reappointed him as a Class I Director, to serve in such capacity until the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation, or removal. Following Mr. Angle’s resignation and reappointment described above, the Board consists of three Class I Directors, three Class II Directors and three Class III Directors.

The resignation and reappointment of Mr. Angle was effected solely for the purpose of reclassifying the members of the Board into three classes of equal size, and for all other purposes, Mr. Angle’s service on the Board is deemed to have continued uninterrupted. There were no changes to Mr. Angle’s committee assignments or compensation as a non-employee director as a result of the resignation as a Class III Director and appointment as a Class I Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

June 15, 2026	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer and Chief Accounting Officer